EXHIBIT 99.1

NEWS RELEASE

Contacts:	Thomas Hornish	Angie Yang
	Chief Operating Officer	PondelWilkinson Inc.
	951.699.6991, ext. 104	310.279.5967
	thornish@outdoorchannel.com	ayang@pondel.com
OUTDOOR CHANNEL HOLDINGS REPORTS DOUBLE-DIGIT REVENUE GAINS
FOR THE 2008 SECOND QUARTER
TEMECULA, Calif. – July 31, 2008 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported increases in total revenues of 14.4 percent and 9.8 percent, respectively, for the three- and six-month periods ended June 30, 2008.
Total revenues from continuing operations amounted to $13.0 million for the 2008 second quarter, compared with $11.4 million in the corresponding period a year ago. For the first half of 2008, total revenues from continuing operations equaled $24.7 million, compared with $22.5 million in the 2007 six-month period.
Advertising revenue for the 2008 second quarter rose 28.0 percent to $8.5 million from $6.6 million in the prior-year period. For the first six months of 2008, advertising sales rose 24.1 percent to $16.1 million from $13.0 million in the first half of 2007.
Subscriber fees totaled $4.6 million for the second quarter of 2008 and $8.6 million year-to-date. This reflects reductions of 4.6 percent and 9.6 percent, respectively, from $4.8 million and $9.5 million in the 2007 second quarter and six months. The company attributed the reductions in subscriber fees to the successful completion of carriage negotiations with the National Cable Television Cooperative (NCTC), Charter Communications and Comcast Corporation during the preceding three quarters.
“The positive momentum we witnessed in recent quarters has continued throughout the second quarter, and moving forward we remain hopeful that we can continue those trends,” said Roger L. Werner, president and chief executive officer. “In particular, we are pleased with the continued growth of our advertising revenues, despite a challenging economic environment. We believe the continued improvement in our ad sales is a clear testament to the advertising community’s growing acknowledgement of Outdoor Channel’s leadership in its genre.”
Outdoor Channel achieved another quarter of ratings increases over prior-year periods. For the 2008 second quarter, each night of the network’s primetime themed blocks, between 7 p.m. to midnight, delivered strong double-digit increases in household delivery. Leading the week was Outdoor Channel’s Thursday night hunting block, posting a 169 percent increase in household delivery. The Channel’s Friday night fishing, Wednesday night shooting and Monday night off-road motorsports blocks also achieved very strong double-digit gains in household delivery of 75 percent, 58 percent and 57 percent, respectively.
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Outdoor Channel Holdings, Inc.
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Werner said household delivery ratings were generally higher throughout the entire day, citing a 36 percent increase Saturday and Sunday, between 6 a.m. to 7 p.m. and an 82 percent gain Monday through Friday, during the fringe hours between 4 p.m. to 7 p.m.
Outdoor Channel Holdings posted net income of $271,000, or $0.01 per diluted share, for the 2008 second quarter, compared with a net loss of $1.1 million, or $0.04 per share, in the prior-year period. For the 2008 six-month period, the company narrowed its net loss to $510,000, or $0.02 per share, from a net loss of $1.8 million, or $0.07 per share, for the first half of 2007.
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, amounted to $1.6 million for the 2008 second quarter, compared with $2.4 million in the prior-year period. For the year-to-date period, EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense, equaled $1.6 million, compared with $4.9 million for the first six months of 2007.
Investor Conference Call
Outdoor Channel Holdings’ management will host an investor conference call today, July 31, 2008, at 2 p.m. PDT (5 p.m. EDT) to review the company’s financials and operations for its 2008 second quarter ended June 30, 2008. Investment professionals are invited to participate in the live call by dialing 800-901-5217 (domestic) or 617-786-2964 (international) and using participant passcode 61535980. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company’s Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived for one year at both web sites. A telephonic playback of the conference call also will be available through 5 p.m. PDT (8 p.m. EDT), August 7, 2008, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 12208469.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband website. For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.
Nielsen Media Research Universe Estimates for Outdoor Channel
Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 30.1 million
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Outdoor Channel Holdings, Inc.
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cable and satellite subscribers for August 2008. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company’s U.S. GAAP information to EBITDA, adjusted for the effects of discontinued operations and share-based compensation expense is provided in the attached table.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) the company’s ability to grow the subscriber base of Outdoor Channel; (4) a change in Nielsen’s methodology of estimating the number of subscribers to Outdoor Channel, or an inaccuracy in Nielsen’s such estimated number; (5) a decrease in operating results from offering reduced subscriber fee rates, launch support fees and other incentives to grow the subscriber base; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Advertising	$8,491	$6,634	$16,122	$12,991
Subscriber fees	4,556	4,775	8,605	9,524

Total revenues	13,047	11,409	24,727	22,515

Cost of services:
Programming	1,773	1,633	3,696	3,104
Satellite transmission fees	549	636	1,175	1,232
Production and operations	1,162	904	3,023	2,274
Other direct costs	95	17	192	55

Total cost of services	3,579	3,190	8,086	6,665

Other expenses:
Advertising	1,488	1,816	2,026	2,530
Selling, general and administrative	7,133	6,801	14,750	15,001
Depreciation and amortization	617	658	1,232	1,307

Total other expenses	9,238	9,275	18,008	18,838

Income (loss) from operations	230	(1,056)	(1,367)	(2,988)

Interest and other income, net	408	812	946	1,515

Income (loss) from continuing operations before income taxes	638	(244)	(421)	(1,473)

Income tax provision	367	819	89	353

Income (loss) from continuing operations	271	(1,063)	(510)	(1,826)

Income (loss) from discontinued operations, net of tax	—	(7)	—	29

Net income (loss)	$271	$(1,070)	$(510)	$(1,797)

Basic earnings (loss) per common share data:
From continuing operations	$0.01	$(0.04)	$(0.02)	$(0.07)

From discontinued operations	$—	$—	$—	$—

Basic earnings per common share	$0.01	$(0.04)	$(0.02)	$(0.07)

Diluted earnings (loss) per common share data:
From continuing operations	$0.01	$(0.04)	$(0.02)	$(0.07)

From discontinued operations	$—	$—	$—	$—

Diluted earnings per common share	$0.01	$(0.04)	$(0.02)	$(0.07)

Weighted average number of common shares outstanding:
Basic	25,965	25,857	26,049	25,728

Diluted	26,059	25,857	26,049	25,728

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,507	$25,260
Investment in available-for-sale securities	6,856	46,155
Accounts receivable, net of allowance for doubtful accounts	8,210	8,299
Other current assets	5,625	5,626

Total current assets	81,198	85,340

Property, plant and equipment, net	10,910	11,632
Goodwill and amortizable intangible assets, net	43,296	43,473
Investment in auction-rate securities	2,683	—
Deferred tax assets, net	9,239	9,326
Deposits and other assets	1,688	1,930

Totals	$149,014	$151,701

Liabilities and Stockholders’ Equity

Current liabilities	$5,993	$4,833
Long-term liabilities	273	291

Total liabilities	6,266	5,124

Total stockholders’ equity	142,748	146,577

Totals	$149,014	$151,701

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating activities:
Net income (loss)	$271	$(1,070)	$(510)	$(1,797)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income (loss) from discontinued operations	—	7	—	(29)
Depreciation and amortization	617	658	1,232	1,307
Amortization of subscriber acquisition fees	120	128	242	244
Gain on sale of equipment	—	—	(5)	—
Loss on sale of available-for-sale securities	—	—	44	—
Other-than-temporary impairment on auction-rate securities	76	—	336	—
Provision for doubtful accounts	187	13	464	68
Share-based employee and service provider compensation	800	2,751	1,712	6,531
Deferred tax provision, net	366	806	87	360
Tax benefits from exercise of stock options in excess of recognized expense	—	(7)	—	(7)

Changes in operating assets and liabilities:
Accounts receivable	(321)	(1,115)	(375)	(1,148)
Income tax refund receivable	—	—	(5)	2,077
Prepaid programming costs	(148)	253	198	500
Other current assets	741	(355)	(192)	(315)
Deposits and other assets	62	(129)	—	(314)
Accounts payable and accrued expenses	669	(132)	1,602	398
Deferred revenue	79	(5)	10	(84)
Customer deposits	(12)	—	(14)	(41)
Accrued severance payments	(38)	(113)	(225)	(173)
Deferred obligations	(112)	(8)	(97)	(17)

Net cash provided by operating activities	3,357	1,682	4,504	7,560

Investing activities:
Purchases of property, plant and equipment	(170)	(492)	(478)	(709)
Proceeds from sale of equipment	—	—	15	—
Proceeds from sale of discontinued operations	—	3,589	—	3,589
Purchases of available-for-sale and auction-rate securities	—	(42,824)	(27,176)	(59,550)
Proceeds from sale of available-for-sale and auction-rate securities	22,949	26,610	63,472	53,890

Net cash provided by (used in) investing activities	22,779	(13,117)	35,833	(2,780)

Financing activities:
Proceeds from exercise of stock options	11	152	11	598
Purchase and retirement of stock	(4,811)	—	(4,811)	—
Purchase of treasury stock	(226)	(105)	(290)	(272)
Tax benefits from exercise of stock options in excess of recognized expense	—	7	—	7

Net cash provided by (used in) financing activities	(5,026)	54	(5,090)	333

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from discontinued operations:
Net cash used in operating activities of discontinued operations	—	(334)	—	(581)
Net cash used in investing activities of discontinued operations	—	(69)	—	(69)

Net cash used in discontinued operations	—	(403)	—	(650)

Net increase (decrease) in cash and cash equivalents	21,110	(11,784)	35,247	4,463
Cash and cash equivalents, beginning of period	39,397	30,473	25,260	14,226

Cash and cash equivalents, end of period	$60,507	$18,689	$60,507	$18,689

Supplemental disclosure of cash flow information:

Income taxes paid	$1	$7	$6	$8

Supplemental disclosures of non-cash investing and financing activities:

Effect of net increase (decrease) in fair value of available-for-sale securities, net of deferred taxes	$—	$(33)	$59	$(34)

Property, plant and equipment costs incurred but not paid	$36	$30	$36	$30

Retirement of treasury stock	$354	$105	$290	$272

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
(unaudited, in thousands)
The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of discontinued operations and share-based compensation expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income (loss)	271	(1,070)	(510)	(1,797)

Add/Subtract:
Interest and other income, net	408	812	946	1,515
Income tax provision	367	819	89	353
Depreciation and amortization	617	658	1,232	1,307

EBITDA	847	(405)	(135)	(1,652)

Adjusted for:
Income (loss) from discontinued operations, net of tax	—	(7)	—	29

EBITDA as adjusted for discontinued operations, net of tax	847	(398)	(135)	(1,681)

Adjusted for:

Share-based compensation expense	800	2,751	1,712	6,531

EBITDA as adjusted for discontinued operations, net of tax and share based compensation expense	1,647	2,353	1,577	4,850

Summary of Cost of Services
Share based compensation expense	$76	$88	$175	$79
Cost of Services	$3,503	$3,102	$7,911	$6,586

Total Cost of Services	$3,579	$3,190	$8,086	$6,665

Summary of Selling, general and administrative
Share based compensation expense	$724	$2,663	$1,537	$6,452
Selling, general and administrative	$6,409	$4,138	$13,213	$8,549

Total Selling, general and administrative	$7,133	$6,801	$14,750	$15,001